Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252694
PROSPECTUS SUPPLEMENT
(to the Prospectus dated February 11, 2021)

11,111,111 Shares of Common Stock

We are offering 11,111,111 shares of our common stock, par value $0.0001 per share (the “Common Stock”) of Phunware, Inc. We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to 1,666,666 additional shares of our Common Stock at the public offering price, less underwriting discounts and commissions.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “PHUN.” The last reported sale price of our Common Stock on The NASDAQ Capital Market on February 10, 2021 was $3.04 per share. By comparison, 30 days prior to such date, on January 11, 2021, the last reported sale price of our Common Stock on The NASDAQ Capital Market was $1.27 per share.

We are an "emerging growth company," as defined under federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission.

Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the risk factors in the other documents that are incorporated by reference into this prospectus supplement. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.25	$25,000,000
Underwriting discounts and commissions (1)(2)	$0.15	$1,625,000
Proceeds, before expenses, to us	$2.10	$23,375,000

(1)    We have agreed to reimburse the underwriters for certain expenses of the offering. We refer you to “Underwriting” in this prospectus supplement for additional information regarding underwriting compensation.
(2)    The underwriters will receive no underwriting discount in respect of shares sold to certain investors if such persons participate in this offering.

Delivery of the shares will take place on or about February 17, 2021, subject to the satisfaction of certain conditions.

Joint Book-Running Managers

NORTHLAND CAPITAL MARKETS	ROTH CAPITAL PARTNERS

The date of this prospectus supplement is February 12, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Common Stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-252694) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under "Incorporation of Certain Information by Reference" and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our Common Stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and "Risk Factors”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for the company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of Phunware, Inc. Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY

Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, it is estimated that in 2020 adults in the US will spend more than four hours daily with mobile internet, of which approximately 90% of that time is spent in mobile apps (versus mobile web). Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media.

Our Products and Services
Our mobile software subscriptions and services and application transaction solutions include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow),
•Advertising (SDK that enables in-app audience monetization), and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services;

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications; and

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Recent Developments
Our financial statements for the fiscal year ended December 31, 2020, will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. This is not a comprehensive statement of our financial results and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for fiscal year ended December 31, 2020 are not yet complete and, as a result, our financial results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full year financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we estimate that we will have a range of between approximately $1.9 million to $2.1 million in revenue and $(1.95) million to $(1.75) million in Adjusted EBITDA for the quarter ended December 31, 2020. We estimate that we will have a range of between approximately $9.9 million to $10.1 million in revenue and $(8.2) million to $(8.0) million in Adjusted EBITDA for the fiscal year ended December 31, 2020.
To supplement our consolidated financial statements presented on a GAAP basis, we use Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. We have not provided guidance for a comparable GAAP measure or a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure because we are unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items we may record that could materially impact net income, such as income taxes. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement.

Corporate Information

The mailing address and telephone number of the Company is:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

THE OFFERING

The summary set forth below describes the principal terms of this offering. Certain of the terms described below are subject to important limitations and exceptions.

Common Stock offered by us	11,111,111 shares (or 12,777,777 shares of Common Stock if the underwriters exercise their option to purchase additional shares).
Common Stock to be outstanding immediately after this offering (1)
67,491,222 shares, or 69,157,888 shares if the underwriters exercise their option to purchase additional shares in full. We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase 1,666,666 additional shares of our Common Stock on the same terms and conditions set forth herein, solely to cover over-allotments, if any. However, in no event shall the total number of shares sold in the offering exceed 19.9% of our issued and outstanding Common Stock immediately before the offering.

Manner of Offering
Sales of our Common Stock under this prospectus supplement and the accompanying prospectus are being made pursuant to an underwriting agreement between the Company, Northland Securities, Inc. (“Northland”) and Roth Capital Partners, LLC (“Roth”). Northland and Roth are the representatives of a group of underwriters, each of which is purchasing an amount of our Common Stock set forth below. See "Underwriting."

Use of proceeds
The holder of certain of our Convertible Notes (hereinafter defined), may require us to use forty percent (40%) of the gross proceeds, if any (less any reasonable placement agent, underwriter and/or legal fees and expenses), to satisfy obligations to redeem the Convertible Notes, pursuant to which we owe approximately $4.7 million as of February 10, 2021 in principal, accrued and unpaid interest and make-whole amount. We currently expect to use the remaining net proceeds from this offering for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions, funding of our ongoing research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time. See "Use of Proceeds."

NASDAQ Capital Market ticker symbol	“PHUN”
Risk Factors
An investment in our company involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of Common Stock to be outstanding after this offering is based on 56,380,111 shares of our Common Stock outstanding as of December 31, 2020, which excludes the following as of such date:

•1,208,740 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our equity incentive plans with a weighted average exercise price of $0.80 per share;
•1,677,060 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted;
•51,720 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan;
•272,942 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
•5,996,112 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.64 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as modified by our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock or the availability of our Common Stock for future sale, will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders, including purchasers of Common Stock in this offering. In addition, future sales or issuances of substantial amounts of our Common Stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $2.25 per share, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of approximately $2.38 per share in the net tangible book value of the Common Stock. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

•actual or anticipated variations in our operating results;
•changes in our cash flows from operations or earnings;
•additions or departures of key management personnel;
•actions by significant stockholders;
•speculation in the press or investment community;
•the passage of legislation or other regulatory developments that adversely affect us or our industry;

•the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
•general market and economic conditions, including by not limited to the ongoing 2019 coronavirus (“COVID-19”) pandemic; and
•the effect of a potential "short squeeze" due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the Common Stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

The holder of certain Convertible Notes issued by us has antidilution protection that will be triggered upon issuance of shares in the offering.

Under the terms of our Series A Senior Convertible Note (the “Series A Note”) with an initial principal amount of $4,320,000 and our Series B Senior Secured Convertible Note (the “Series B Note,” and together with the Series A Note, the “Convertible Notes”) with an initial principal amount of $17,280,000, both Convertible Notes issued in July 2020, the conversion price of the Convertible Notes, which was initially $3.00 per share, is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect. As such, the conversion price adjustment will be triggered by the issuance of the shares of Common Stock in this offering. In addition, the holder of the Convertible Notes has the right, at its discretion, to fund the restricted principal under the Series B Note, in whole or in part at any time prior to March 31, 2021. The exercise of rights to fund restricted principal under the Series B Note could materially affect our financial condition, and the exercise of conversion rights at the adjusted price could substantially dilute the shares of Common Stock held by our other stockholders.

USE OF PROCEEDS

The holder of our outstanding Convertible Notes may require us to use forty percent (40%) of the gross proceeds from the offering of the Common Stock pursuant to this prospectus supplement, if any (less any reasonable placement agent, underwriter and/or legal fees and expenses), to satisfy obligations to redeem the Convertible Notes, pursuant to which we owe approximately $4.7 million as of February 10, 2021 in principal, accrued and unpaid interest and make-whole amount.

Pending the redemption (and repayment) of the Convertible Notes, we presently intend to use the net proceeds from any sales of Common Stock pursuant to this prospectus supplement for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions, funding of our ongoing research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

If you invest in our Common Stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Common Stock in this offering and the adjusted net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book value of our Common Stock as of September 30, 2020 was approximately $(30,782,000), or $(0.68) per share, based on 45,452,422 shares of Common Stock outstanding at September 30, 2020.

After giving effect to our sale in this offering of 11,111,111 shares of our Common Stock at the public offering price of $2.25 per share and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $(7,407,000), or $(0.13) per share of Common Stock. This represents an immediate increase in net tangible book value of $0.55 per share to existing stockholders and immediate dilution in net tangible book value of $(2.38) per share to new investors purchasing our Common Stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.25
Historical net tangible book value per share as of September 30, 2020	$(0.68)
Increase in net tangible book value per share attributable to this offering	$0.55

As adjusted net tangible book value per share after this offering		$(0.13)

Dilution per share to new investors		$(2.38)

If the underwriters exercise their option in full to purchase additional shares in this offering, the adjusted net tangible book value will increase to $(3,900,752), or $(0.06) per share, representing immediate dilution of $(2.31) to new investors.

The above discussion and table are based on 45,452,422 shares of our Common Stock outstanding as of September 30, 2020, which excludes as of such date:

•1,211,828 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our equity incentive plans with a weighted average exercise price of $0.80 per share;
•2,223,773 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted;
•101,873 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan;
•272,942 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
•5,996,112 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.64 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
COMMON STOCK

The following discussion is a summary of certain U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our Common Stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Common Stock that is for U.S. federal income tax purposes:

•a nonresident alien individual;
•a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or
•a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Common Stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the ownership or disposition of our Common Stock. We assume in this discussion that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code, which generally consists of property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax, U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•insurance companies;
•tax-exempt or governmental organizations;
•financial institutions;
•brokers or dealers in securities;
•regulated investment companies;
•pension plans;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons that hold our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
•certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock for each non-U.S. holder’s individual circumstances.

Distributions on our common stock

Distributions, if any, on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any distributions in excess of the holder’s tax basis will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our common stock.” Any such distributions will also be subject to the discussions below under the sections titled “Backup withholding and information reporting” and “Withholding and information reporting requirements-FATCA.”
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on sale or other taxable disposition of our common stock

Subject to the discussions below under “Backup withholding and information reporting” and “Withholding and information reporting requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the U.S., in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our common stock” also may apply;

•the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. If we are a U.S. real property holding corporation, then a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our common stock, and the non-U.S. holder generally will be taxed on his, her or its gain derived from the disposition of our common stock at the U.S. federal income tax rates applicable to a U.S. person (as defined in the Code). Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. We also believe that our common stock is currently regularly traded on an established securities market for purposes of the rules described above, although no assurance can be provided that this will continue to be the case.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock, generally by providing an applicable IRS Form W-8. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our common stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding (at a 24% rate) will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies his, her or its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and information reporting requirements-FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to payments of proceeds of sales or other dispositions of our common stock, although under recently proposed U.S. Treasury Regulations no withholding would apply to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering the shares of Common Stock described in this prospectus supplement through the underwriters listed below. Northland and Roth are acting as joint book-running managers of this offering and representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of Common Stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Northland Securities, Inc.	6,111,111
Roth Capital Partners, LLC	5,000,000
Total	11,111,111

The underwriters have advised us that they propose to offer the shares of Common Stock to the public at a price of $2.25 per share. The underwriters propose to offer the shares of Common Stock to certain dealers at the same price, less a concession of not more than $0.08775 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about February 17, 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 1,666,666 shares of Common Stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option at any time and from time to time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

We have agreed to pay up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. Neither this financial advisory fee, nor the fees and expenses of the underwriters that we have agreed to reimburse, are included in the underwriting discounts set forth in the table below.

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by us (1)	$0.14625	$1,625,000	$1,868,750

(1)    The underwriters will receive no underwriting discount with respect to shares sold to certain investors if such persons participate in this offering.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $225,000. This includes $150,000 of fees and expenses of the underwriters in respect of this offering. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and officers, and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Northland and Roth for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Northland and Roth.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our Common Stock for their own account by selling more shares of Common Stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our Common Stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Common Stock to the extent that it discourages resales of our Common Stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market-making transactions in our Common Stock on the NASDAQ Capital Market. Passive market-making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market-making may stabilize the market price of our Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters may facilitate the marketing of this offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

Electronic Offer, Sale, and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “PHUN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom
Each underwriter has represented and agreed that:

•it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA and its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA and its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), nor do they purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of shares of our Common Stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Certain legal matters will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2018 incorporated herein by reference in this prospectus supplement and accompanying prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon, (i) an explanatory paragraph describing conditions that raise substantial doubt about Phunware’s ability to continue as a going concern for each of the two years in the period ended December 31, 2019 and (ii) an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

•Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, as amended by Form 10-K/A filed with the SEC on April 29, 2020;
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020 and November 12, 2020, respectively;

•Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 2, 2020, January 10, 2020, March 23, 2020, April 1, 2020, April 16, 2020, April 17, 2020, May 15, 2020, May 22, 2020, June 4, 2020, July 16, 2020, August 14, 2020, August 17, 2020, October 15, 2020, November 9, 2020, November 20, 2020, December 10, 2020, December 15, 2020 and January 20, 2021;

•Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 16, 2020; and

•The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share ("Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On February 9, 2021, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $2.68 per share.

We are an "emerging growth company," as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for the company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of Phunware, Inc. Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY

Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, it is estimated that in 2020 adults in the US will spend more than four hours daily with mobile internet, of which approximately 90% of that time is spent in mobile apps (versus mobile web). Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media.

Our Products and Services
Our mobile software subscriptions and services and application transaction solutions include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications; and

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company is:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

The trading price of our Common Stock has recently increased significantly to a level that we do not believe is consistent with any recent change in our financial condition or results of operations. If the trading price of our Common Stock decreases rapidly, investors purchasing our common stock in this offering could lose a significant portion of their investment.

The trading price of our Common Stock has recently increased significantly. On December 31, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.26 per share. We believe that the sharp increase in the trading price of our Common Stock is the result of a number of factors outside our control. There has been no recent change in our financial condition or results of operations that is consistent with the increase in the trading price of our Common Stock. The recent increase in the trading price of our Common Stock may not be sustained. In the event of a rapid decrease in the trading price of our Common Stock, investors purchasing our Common Stock in this offering could lose a significant portion of their investment.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of February 1, 2021, there were 59,147,976 shares of our Common Stock outstanding held by 205 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•prior to prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

•the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
•the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
•the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
•the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
•any listing of the series of shares of Preferred Stock on any securities exchange;

•the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

•whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•voting rights, if any, of the Preferred Stock;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in shares of Preferred Stock of the series will be represented by global securities;
•any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
•a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
•the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the Warrants;
•the initial offering price;
•the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
•anti-dilution provisions of the Warrants, if any;
•redemption or call provisions, if any, applicable to the Warrants;
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
•the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

•the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and its subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;

•through a block trade in which the broker or dealer engaged to handle the block trade will attempt     to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•through agents on a best-efforts basis;

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;

•enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.

Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;

•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•through the writing of options; or
•through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2018 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon, (i) an explanatory paragraph describing conditions that raise substantial doubt about Phunware’s ability to continue as a going concern for each of the two years in the period ended December 31, 2019 and (ii) an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, as amended by Form 10-K/A filed with the SEC on April 29, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020 and November 12, 2020, respectively;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 2, 2020, January 10, 2020, March 23, 2020, April 1, 2020, April 16, 2020, April 17, 2020, May 15, 2020, May 22, 2020, June 4, 2020, July 16, 2020, August 14, 2020, August 17, 2020, October 15, 2020, November 9, 2020, November 20, 2020, December 10, 2020, December 15, 2020 and January 20, 2021;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 16, 2020; and
●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS SUPPLEMENT

11,111,111 SHARES OF COMMON STOCK

NORTHLAND CAPITAL MARKETS    ROTH CAPITAL PARTNERS

The date of this prospectus supplement is February 12, 2021